As filed with the Securities and Exchange Commission on July 20, 2011
Registration No. 333-70182

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL DIVERSIFIED INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4741485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1200 Airport Drive, Chowchilla, California	93610
(Address of Principal Executive Offices)	(Zip Code)

Employee Stock Incentive Plan Non-Employee Directors and Consultants Retainer Stock Plan
(Full title of the plan)

Phillip Hamilton
Chairman & Chief Executive Officer
Global Diversified Industries, Inc.
1200 Airport Drive
Chowchilla, California 93610
(Name and address of agent for service)

(559) 665-5800
(Telephone number, including area code, of agent for service)

Copies to:
John T. Bradley, Esq.
Ryan Chavez, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
(714) 641-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE:  Not applicable.

DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the registration statement, effective as of the date and time that this post-effective amendment no. 1 is declared effective, the registrant hereby deregisters such shares of its common stock that were registered on the registration statement (333-70182) but were not sold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chowchilla, State of California, on July 20, 2011.

GLOBAL DIVERSIFIED INDUSTRIES, INC.

By:	/S/ PHILLIP HAMILTON
Phillip Hamilton
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/S/ PHILLIP HAMILTON Phillip Hamilton	Chairman, Chief Executive Officer (principal executive officer), President and Director	July 20, 2011
/S/ ADAM DEBARD Adam DeBard	Chief Operating Officer, Secretary, Treasurer (principal accounting and financial officer), and Director	July 20, 2011